UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2015 (October 8, 2015)

EV Energy Partners, L.P.

(Exact name of registrant as specified in charter)

Delaware	001-33024	20–4745690
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 651–1144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 8, 2015, EV Properties, L.P., a wholly-owned subsidiary of EV Energy Partners, L.P. (“Partnership”), and the Partnership, as a guarantor, entered into an Eighth Amendment (“Amendment”) to its Second Amended and Restated Credit Agreement (“Credit Facility”) with JPMorgan Chase Bank, N.A., as administrative agent, and several lenders party thereto. The Amendment amended the Credit Facility to, among other things:

-	increase the borrowing base from $500 million to $625 million;
-	change the Ratio of Senior Secured Funded Debt to EBITDAX to a ratio of no greater than 3.0 to 1.0 for the most recent period of four fiscal quarters for which financial statements are available and extended the Covenant Relief End Date though the fiscal quarter ending December 31, 2016;
-	change the Ratio of Total Debt to EBITDAX after the Covenant Relief End Date to permit the Partnership’s ratio of Total Debt as of such date to EBITDAX for the most recent period of four fiscal quarters for which financial statements are available to be no greater than (a) for the fiscal quarters ending March 31, 2017 and June 30, 2017, 5.50 to 1.0, (b) for the fiscal quarters ending September 30, 2017 and December 31, 2017, 5.25 to 1.0 and (c) for the fiscal quarter ending March 31, 2018 and thereafter, 4.25 to 1.0;
-	increase the applicable margin rate the Partnership pays on alternate base rate (ABR) loans ranging from and including 0.75% and 1.75% per annum, determined by the percentage of the borrowing base then in effect that is drawn, with no premium paid for covenant relief;
-	increase the applicable margin rate the Partnership pays on Eurodollar loans ranging from and including 1.75% and 2.75% per annum, determined by the percentage of the borrowing base then in effect that is drawn, with no premium paid for covenant relief;
-	reduce the commitment fee the Partnership pays ranging from and including 0.375% and 0.500% on the average daily amount of the unused amount of the commitments under the Credit Facility; and
-	allow for up to $50 million in cash of the Partnership to be used for the redemption of the Partnership’s existing senior notes, provided that the proceeds of the Credit Facility are not used.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The following information is being furnished pursuant to Item 7.01 “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On October 8, 2015, the Partnership issued a press release announcing the Amendment and an increase to its borrowing base. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Eighth Amendment dated October 8, 2015 to Second Amended and Restated Credit Agreement.

99.1 Press Release dated October 8, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: October 15, 2015	By:	/s/Nicholas Bobrowski
Nicholas Bobrowski
Vice President and Chief Financial Officer of
EV Management LLC, general partner of
EV Energy GP, L.P., general partner of
EV Energy Partners, L.P.

EXHIBIT INDEX

10.1 Eighth Amendment dated October 8, 2015 to Second Amended and Restated Credit Agreement.

99.1 Press Release dated October 8, 2015.